Exhibit 16.1

March 5, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Valmont Industries, Inc.’s Form 8-K dated March 3, 2026, and have the following comments:

1. We agree with the statements made in section (b) titled “Dismissal of Independent Registered Public Accounting Firm.”

2. We have no basis on which to agree or disagree with the statements made in section (a) titled “Engagement of New Independent Registered Public Accounting Firm”.

Yours truly,

/s/ Deloitte & Touche LLP

Omaha, Nebraska